Exhibit 1.1

                          IRON EAGLE GROUP, INC.
                (formerly known as Pinnacle Resources, Inc.)

                      3,000,000 Shares of Common Stock

                          UNDERWRITING AGREEMENT

August 5, 2011

Aegis Capital Corporation
810 Seventh Avenue, 11th Floor
New York, NY 10019

Ladies and Gentlemen:

Iron Eagle Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell, pursuant to the terms of this Underwriting Agreement (the "Agreement") and the Subscription Agreement in the form of Exhibit A attached hereto (the "Subscription Agreement"), on a best efforts, minimum/maximum basis, a minimum of 2,000,000 shares and a maximum of up to 3,000,000 shares (the "Shares") of common stock, par value $0.00001 per share (the "Common Stock") to investors (the "Investors").

The Company hereby confirms its agreement with Aegis to act as lead underwriter in connection with such issuance and sale of the Shares, and in particular agrees as follows:

1. 	Agreement to Act as Underwriter.

   (i) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company hereby appoints Aegis Capital Corporation ("Aegis"), and Aegis agrees to act, as the Company's lead underwriter in connection with the issuance and sale, on a best-efforts, minimum/maximum basis, by the Company of the Shares to the Investors. The Company agrees that the FINRA registered broker-dealers listed on Schedule 1 hereto shall act as co-underwriters for the Shares (such co-underwriters, collectively with Aegis, the "Underwriters"), it being agreed, however, that Aegis and such other co-underwriters selected by Aegis shall be the exclusive underwriters for the Shares.

   (ii) The Company shall pay to the Underwriters 7% of the proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus (as hereinafter defined).

   (iii) The Company will also issue to the Underwriters warrants to purchase Common Stock (the "Underwriter Warrants") in an amount equal to 4% of the Shares as set forth on the cover page of the Prospectus, subject to certain adjustments, and allocated between them as they shall mutually agree. The Underwriter Warrants will be subject to the 180-day lock-up provision of FINRA Rule 5110(g). The Underwriter Warrants will also be non-exercisable for six (6) months after the Closing Date and will expire five (5) years after the Effective Date of the Registration Statement. The Underwriter Warrants are exercisable at $6.00 per share, equal to 120% of public offering price of the Shares and shall not be redeemable by the Company, contain provisions for one demand registration of the sale of the underlying shares of common stock at the Company's expense, an additional demand registration at the warrant holder's expense, and unlimited "piggyback" registration rights for a period of five years after the Effective Date at the Company's expense to the extent that the Registration Statement is not effective at the time of exercise.

   (iv) The Company shall pay to the Underwriters a non-accountable expense allowance equal to 2.0% of the gross proceeds of the offering.

   (v) The Company shall pay to Aegis advances against their anticipated out-of-pocket expenses as follows: (i) $10,000 upon execution of the initial engagement letter, which has previously been paid, and (ii) up to $10,000 after receipt of the effective order if the hourly billing of Meister Seelig & Fein LLP exceeds $10,000.

   (vi) The Shares are being sold at a price of $5.00 per share (the "Purchase Price"). The purchases of the Shares shall be evidenced by the execution of Subscription Agreements by each of the Investors and the Company. The offering contemplated hereby shall commence on the date hereof and shall expire, inclusive of any extensions, on the earliest to occur of: (i) September 2, 2011; or (ii) the Maximum Amount is sold pursuant to this prospectus (the "Closing Date"). The period of time set forth in this Section 1(f) is referred to herein as the "Offering Period."

   (vii) Subject to the provisions of this Agreement and to the performance by the Company of all of its obligations to be performed hereunder, the Underwriters agree to use their best efforts to assist in arranging for sales of Shares. The Company recognizes that "best efforts" does not assure that the offering contemplated hereby will be consummated. It is understood and agreed that the Underwriters shall not and are under no obligation to purchase any Shares for their own account and that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Underwriters and the Company.

2. 	Delivery and Payment.

   (a) Concurrently with the execution and delivery of this Agreement, the Company, the Underwriters, and the Signature Bank, as escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement substantially in the form of Exhibit C attached hereto (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Investors (the "Escrow Account"). Prior to any Closing Date (as hereinafter defined): (i) each of the Investors will deposit in the Escrow Account an amount equal to the price per Share as shown on the cover page of the Prospectus (as hereinafter defined) multiplied by the number of Shares purchased by it, and (ii) on the last business day of each week following the Effective Date (or such earlier date as may be reasonably requested by the Company or Aegis), the Escrow Agent will notify the Company and Aegis in writing of the amount of the funds then being held by the Escrow Agent in payment for the Shares (the "Received Funds").

   (b) At 10:00 a.m., New York City time, on such date as may be agreed to as the Closing Date, the Escrow Agent will release the Received Funds from the Escrow Account to each of the Company and the Underwriters as provided in the Escrow Agreement, and the Company shall deliver the Shares purchased thereby to the Investors, and the Underwriter Warrants relating thereto to Aegis. The Company shall deliver or cause to be delivered the Shares to the Investors with the delivery of the Shares to be made through the facilities of The Depositary Trust Company's DWAC system (or, if requested by any investor, as indicated on the signature page of the Subscription Agreement for such Investors, through the physical delivery of certificates evidencing the Shares purchased by such Investor to the residential or business address indicated on such signature page).

   (c) One or more closings of the transactions contemplated hereby (each, a "Closing") may be undertaken during the Offering Period. Such Closings shall take place at the offices of Meister Seelig & Fein LLP, counsel to the Underwriters ("Underwriter Counsel") at Two Grand Central Tower, 140 East 45th Street, New York, NY 10017, or at such other place as the Company and Aegis may agree. All actions taken at any Closing shall be deemed to have occurred simultaneously. The conditions set forth herein and the obligations of the Company set forth herein shall apply equally to each Closing.

3. 	Representations and Warranties of the Company.  The Company
represents and warrants and covenants to the Underwriters that:

   (a) A registration statement (including all pre-effective effective amendments thereto and all post-effective amendments thereto filed before the execution of this Agreement, the "Registration Statement") on Form S-1 (File No. 333-173705) with respect to the Shares and the shares of Common Stock underlying the Underwriter Warrants ("Underwriter Warrant Shares") has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), has been filed with the Commission and has become effective. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-1. As used in this Agreement:

     (i) "Applicable Time" means 5:30 p.m. (New York City time) on the date of this Agreement;

     (ii) "Effective Date" means the date as of which the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

     (iii) "Prospectus" means, collectively, each of: (i) the preliminary prospectus relating to the Shares, dated _______, 2011,
(ii) the Company's free writing prospectus, dated ____, 2011 (the "Approved FWP") and (iii) the final prospectus relating to the Shares, including any prospectus contained in any post-effective amendment to the Registration Statement and/or supplement thereto relating to the Shares, in each case as filed with the Commission pursuant to the Rules and Regulations; and

    (iv) "Registration Statement" means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Prospectus and all exhibits to such registration statement.

   (b) The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares. No stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission.

   (c) The Registration Statement, at the time it became effective, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus conforms to the requirements of the Securities Act and the Rules and Regulations.

   (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (e) The Prospectus will not, as of its date and as of each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by the Underwriters to the Company expressly for use in the Prospectus, as set forth in Section 8(b).

   (f) The exhibits filed as part of the Registration Statement, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described, filed or incorporated by reference. All such contracts and other documents to which the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

   (g) The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and, in all material respects, accurate. Such data agree with the sources from which they are derived.

   (h) The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act (the "SEC Reports"). Each SEC Report was, at the time of its filing, in compliance in all material respects with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (i) The Company is, and as of each Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has, and as of each Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and as of each Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, properties, those prospects specifically described in the Registration Statement and the Prospectus, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole (a "Material Adverse
Effect"). Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Initial Closing Date, except as described in the Registration Statement.

   (j) Schedule 3 of this Agreement contains a true and complete list of all of the subsidiaries (each, a "Subsidiary" and collectively, the "Subsidiaries"). Each Subsidiary has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of formation. The Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not have a Material Adverse Effect. All of the shares of issued capital stock of the Subsidiaries has been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

   (k) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as set forth in the Registration Statement, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The descriptions of the securities of the Company in the Registration Statement and the Prospectus are, and as of each Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities other than the Shares.

   (l) The Company has full legal right, power and authority to enter into this Agreement, the Subscription Agreements and the Escrow Agreement (together, the "Transaction Documents") and perform the transactions contemplated hereby and thereby. The Transaction Documents have been authorized and validly executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

   (m) As of the date hereof, there are 1,506,333 shares of Common Stock (after taking into account the Company's Eight (8) for One (1) reverse stock split) issued and outstanding and no shares of preferred stock, par value $0.00001, issued and outstanding. As of the date hereof, there are 1,880,552 shares of Common Stock issuable upon the exercise of all options, warrants and convertible securities outstanding.

   (n) The issuance and sale of each of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The Underwriter Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Underwriter Warrants, and the Warrants Shares, when issued by the Company upon valid exercise of the Underwriter Warrants, and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

   (o) The consolidated financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles ("GAAP"). No other financial statements or schedules of the Company, the Subsidiaries or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement and the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the Rules and Regulations) comply with the Exchange Act and the Securities Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any variable interest entities), not disclosed in the Registration Statement and the Prospectus.

   (p) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X under the Securities Act which have not been included as so required. The pro forma and/or as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly, in accordance with GAAP and in all material respects, the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

   (q) The Hall Group, CPA (the "Accountants"), who have reported on such consolidated financial statements and schedules, are registered independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The consolidated financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Securities Act, Exchange Act and the Rules and Regulations and present fairly the information shown therein.

   (r) There is and has been no failure on the part of the Company, or to its knowledge, any of the Company's directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the "Sarbanes Oxley Act") applicable to the Company. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply. The Company's Board of Directors satisfies all "independence" requirements (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company's Board of Directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and the audit committee of the Company's Board of Directors has, or will have prior to the approval of the listing of the Common Stock on the NASDAQ

Capital Market ("NASDAQ") at least one member who is "financially sophisticated" (as that term is defined under applicable laws, rules, regulations and listing standards).

   (s) The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that:
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company presented in its Form 10-K for the year ended December 31, 2010 (such date, the "Evaluation Date") the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

   (t) Except as set forth in or otherwise contemplated by the Registration Statement: (i) since the Evaluation Date and prior to the Initial Closing Date, there has not been and will not have been any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of stock options, the issuance of shares upon the conversion of convertible promissory notes outstanding as of the date hereof, or upon the grant of restricted stock pursuant to the Company's authorized and approved employee incentive plans) or long-term debt of the Company or the Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, those prospects specifically described in the Registration Statement and the Prospectus, management, consolidated financial position, stockholders' equity, or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Change") and (ii) since the Evaluation Date, neither the Company nor the Subsidiaries have sustained, and the Company is unaware of any existing condition (other than those conditions occurring naturally and of equivalent risk to similarly situated businesses) with respect to any of its properties that, to the knowledge of the Company, is reasonably likely to cause the Company or its Subsidiaries to sustain, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

   (u) Since the date as of which information is given in the Registration Statement, neither the Company nor the Subsidiaries have entered or will enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, or incurred or has reason to believe that they will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole.

   (v) Each of the Company and the Subsidiaries has good and valid title to all real and personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the businesses of the Company and the Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and claims except those that: (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company or the Subsidiaries that is material to the business of the Company and the Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that
(A) do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

   (w) The Company is not, nor upon completion of the transactions contemplated herein will it be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

   (x) There are no legal, governmental or regulatory actions, suits, investigations or proceedings pending to which the Company, its officers and directors or the Subsidiaries are a party or to which any property of the Company or the Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or the Subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction

Documents. To the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others. To the Company's knowledge, there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described.

   (y) Each of the Company and the Subsidiaries have, and as of each Closing Date will have: (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and as of each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected and, to the Company's knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder, except where such default, individually or in the aggregate, would not have a Material Adverse Effect. The Company and the Subsidiaries are not in violation of any material provision of their respective organizational or governing documents.

   (z) The Company has all corporate power and authority to enter into the Transaction Documents, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained, except such as have been obtained, such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the Financial Industry Regulatory Authority or any successor organization (the "FINRA") or the NASDAQ in connection with the distribution of the Shares by the Underwriters.

   (aa) Neither the execution of the Transaction Documents, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein or in the Subscription Agreements or Escrow Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to the terms of any contract or other agreement to which the Company or the Subsidiaries may be bound or to which any of the property or assets of the Company or the Subsidiaries are subject, except such conflicts, breaches or defaults as may have been waived or such conflicts, breaches or defaults, individually or in the aggregate, as shall not result in a Material Adverse Effect; nor will such action result in any violation of the provisions of the organizational or governing documents of the Company or the Subsidiaries, or any statute or any order, rule or regulation applicable to the Company or the Subsidiaries or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or the Subsidiaries, except such violations, individually or in the aggregate, that shall not result in a Material Adverse Effect.

   (bb) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by the Transaction Documents to be delivered to the Underwriters, the Investors or the Escrow Agent was or will be, when made, in light of the circumstances under which such statement was made, inaccurate, untrue or incorrect in any material respect.

   (cc) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

   (dd) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied, or as described in the Registration Statement.

   (ee)  The Company's Common Stock is not currently quoted or traded
on any national exchange or trading market.    The Company has applied
to list its Common Stock the NASDAQ Capital Market. The Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all listing and maintenance requirements of the NASDAQ Capital Market.

   (ff) The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

   (gg) The business and operations of the Company and the Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor the Subsidiaries have received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

   (hh) Except as disclosed in the Registration Statement: (i) to the Company's knowledge, each of the Company and the Subsidiaries own or have obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its respective business as currently conducted (collectively, the "Intellectual Property"); and (ii) (a) to the Company's knowledge, there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or the Subsidiaries for the products described in the Registration Statement that would preclude the Company or the Subsidiaries from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or the Subsidiaries; (b) to the Company's knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or the Subsidiaries, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or the Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or the Subsidiaries, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or the Subsidiaries, other than non-material actions, suits, proceedings and claims, or other than normal patent application examination procedures; and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

   (ii) Each of the Company and the Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it or the Subsidiaries which could have a Material Adverse Effect.

   (jj) On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with in all material respects.

   (kk) Each of the Company and the Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

   (ll) Neither the Company nor the Subsidiaries, nor, to the knowledge of the Company, any director or officer, has directly or indirectly: (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof,
(iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

   (mm) Each officer, director and any other holder of outstanding shares in excess of 5% of Common Stock of the Company as of the effective date of the Registration listed on Schedule 4 hereto has delivered to Aegis an agreement in the form of Exhibit D hereto duly executed by such persons.

   (nn) The Company has delivered to Aegis an agreement in the form of Exhibit E hereto to the effect that it will not, for a period of 90 days from the Final Closing Date, without the prior written consent of Aegis and except as contemplated by this Agreement, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, except with respect to the capital stock listed as an exhibit to the agreement attached hereto as Exhibit E.

   (oo) The Company has not distributed and, prior to the later to occur of the Final Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Prospectus (including the Approved FWP) and any Permitted Free Writing Prospectus (as defined below) to which has consented.

   (pp)  Each material employee benefit plan, within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company or the Subsidiaries with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

   (qq) Except as disclosed in the Registration Statement, the Company is not a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $150,000 to any officer, consultant, director or employee.

   (rr) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiaries, on the other, which is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.

   (ss) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulation or the interpretations thereof by the Commission.

   (tt) Neither the Company nor the Subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiaries or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares. Neither the Company nor the Subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) which would result in any compensation or other item of value owed to such other person being aggregated with the compensation to be received by the Underwriters hereunder.

   (uu) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a "Forward Looking Statement") contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward Looking Statements under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations: (i) were made by the Company with a reasonable basis and in good faith and reflect the Company's good faith reasonable best estimate of the matters described therein, and (ii) have been prepared in accordance with Regulation S-K under the Securities Act.

   (vv) The operations of the Company and the Subsidiaries are and have been in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

   (ww) Neither the Company, nor the Subsidiaries, nor, to the knowledge of the Company, any director or officer, employee, agent or other person acting on behalf of the Company or the Subsidiaries have, in the course of its actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

   (xx) As used in this Agreement, references to matters being "material" with respect to the Company shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, those prospects specifically described in the Registration Statement and the Prospectus, business, operations or results of operations of the Company.

   (yy) As used in this Agreement, the term "knowledge of the Company" (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

   (zz) Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Underwriters' Counsel shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

4. 	Agreements of the Company.  The Company covenants and agrees with the Underwriters as follows:

   (a) The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of Aegis, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to Aegis promptly following such filing.

   (b) The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to Aegis within a reasonable period of time prior to the filing thereof and Aegis shall not have reasonably objected thereto in good faith.

   (c) The Company will notify the Underwriters promptly, and will, if requested, confirm such notification in writing: (i) when any post-effective amendment to the Registration Statement becomes effective;
(ii) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, the Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (iv) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (v) of receipt by the Company of any notification with respect to any suspension of the qualification of the

Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Underwriters promptly of all such filings.

   (d) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or Underwriter Counsel, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or Underwriter Counsel, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or Underwriter Counsel, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify Aegis and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

   (e) The Company will furnish to the Underwriters and Underwriter Counsel, without charge: (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the Shares is required to be delivered under the Securities Act, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request.

   (f) The Company will comply with all the undertakings contained in the Registration Statement.

   (g) The Company represents and agrees that, except for the Approved FWP, it has not and will not, unless it obtains the prior consent of Aegis, which consent will not be unreasonably withheld, conditioned or delayed, make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433 promulgated under the Securities Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 promulgated under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by Aegis (including the Approved
FWP) is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 promulgated under the Securities Act, and has complied and will comply with the requirements said Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company will retain in accordance with the Rules and Regulations all Permitted Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.

   (h) Prior to the sale of the Shares to the Investors, the Company will cooperate with Aegis and Underwriter Counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as Aegis may reasonably request, if any; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

   (i) The Company will apply the net proceeds from the offering and sale of the Offered Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds." Without the written consent of Aegis, which shall not be unreasonably withheld, conditioned or delayed, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or stockholders.

   (j) The Company will use its best efforts to ensure that the Shares are listed on the NASDAQ Capital Market at the time of the Initial Closing, and seeking and using its best efforts to maintain such listing for a period of at least three (3) years after the Closing.

   (k) The Company shall retain a firm of independent certificate public accountants, acceptable to Aegis, which will have the responsibility for the preparation of the financial statements and the financial exhibits, if any, to be included in the Registration
Statement and continuing to retain such accountants, or comparable accountants, for a period of at least three (3) years after the Closing.

   (l) The Company shall retain a transfer agent for the Company's Common Stock and continue to retain such transfer agent, or a comparable firm, for a period of three (3) years after the Closing.

   (m) The Company shall engage a financial public relations firm reasonably acceptable to their relations with their security holders, and continue to retain such firm, or a comparable firm, for a period of two (2) years after the Closing.

   (n) The Company shall register with the Corporation Records Service published by Standard & Poor's Corporation and covenant to maintain such registration for a period of three (3) years from the Closing.

   (o) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

   (p) The Company shall, upon the reasonable request of the Underwriters, deliver written affirmation of any certificate delivered to the Underwriters pursuant to Section 7 prior to any Closing Date following the Initial Closing Date.

   (q) The Company shall supply Aegis and its counsel, at the Company's costs, with a reasonable number of bound volumes of the public offering materials within a reasonable time after the Closing, as well as a reasonable number of commemorative Lucite tombstones as requested by Aegis.

   (r) Upon the Closing, the Company will grant Aegis the right of first refusal to co-manage any public underwriting or private placement of debt or equity securities (excluding (i) sales to employees under any compensation or stock option plan approved by the shareholders of the Company, (ii) shares issued in payment of the consideration for an acquisition and (iii) conventional banking arrangements and commercial debt financing) of the Company or any subsidiary or successor of the Company during the one year period following the Closing Date. If
Aegis accepts such right of first refusal, Aegis shall be entitled to no less than 33.33% of the underwriting, non-accountable expenses allowance, warrant coverage or other investment banking compensation for any such offering and shall act as the lead manager of any such offering. If Aegis fails to accept in writing any such proposal for such public or private sale within 20 days after receipt of a written notice from the Company containing such proposal, then Aegis will have not claim or right with respect to any such sale contained in any such notice.

5. Agreements of the Underwriters. The Underwriters agree that it shall not include any "issuer information" (as defined in Rule 433 under the Securities Act) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriters without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, which consent will not be unreasonably withheld, conditioned or delayed, "Permitted Issuer Information"); provided that: (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) "issuer information," as used in this
Section 5 shall not be deemed to include information prepared by such Underwriters on the basis of or derived from issuer information. The Underwriters also agree to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to:

   (a)  the preparation, printing and filing of the Registration
Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Permitted Free Writing Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company;

   (b) the preparation and delivery of certificates representing the Shares;

   (c) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares;

   (d)  the listing of the Common Stock on the NASDAQ Capital Market;

   (e) any filings required to be made by the Underwriters with the FINRA, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith;

   (f) the cost and charges of any transfer agent or registrar for the Shares;

   (g) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions reasonably designated by Aegis, including the reasonable fees, disbursements and other charges of Underwriter Counsel in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda;

   (h) fees, disbursements and other charges of counsel to the Company;

   (i) fees and disbursements of the Accountants, including those incurred in delivering the letter(s) described in Section7(f) of this Agreement;

   (j)  the fees of the Escrow Agent;

   (k) any stock transfer taxes incurred in connection with the offering contemplated by this Agreement;

   (l) all expenses of the Company and its representatives incurred in connection with attending or hosting meetings, or "road shows" with prospective purchasers of the Shares;

   (m) all reasonable travel and other out-of-pocket expenses of the Underwriters on a fully accountable basis, up to a maximum of $50,000;

   (n) all fees, expenses and disbursements relating to background checks of the Company's officers and directors in an amount not to exceed $3,000 per individual; provided, that the Company shall only be responsible for the fees, expenses and disbursements for the background checks for up to seven (7) individuals; and

   (o) all other costs and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 6.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the following conditions:

  (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission),
(ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to Aegis and Aegis did not object thereto in good faith, and Aegis shall have received certificates of the Company, dated as of the Initial Closing Date and signed by the President and Chief Executive Officer or the Chairman of the Board of Directors of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).

   (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of Aegis any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

   (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of Aegis, could have a Material Adverse Effect.

   (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects as of each Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

   (e) The Underwriters shall have received an opinion, dated the Initial Closing Date, of Jody Walker, Esq. with respect to the matters set forth in Exhibit F hereto.

   (f) Satisfactory completion by Aegis of its due diligence investigation and analysis of: (i) the Company's arrangements with its officers, directors, employees, affiliates, customers and suppliers,
(ii) the audited historical financial statements of the Company for the fiscal years ended December 31, 2010, March 31, 2011 and (iii) the Company's financial results for the fiscal quarters ending June 30, 2011 through 2012.

   (g)  The execution of this Underwriting Agreement.

   (h) The Company meeting the criteria necessary for inclusion of the Common Stock on the NASDAQ Capital Market and seeking and using its best efforts to maintain such listing for a period of at least three
(3) years after the Closing.

   (i) Neither the Company not any of its affiliates has, either prior to the initial filing or the effect date of the Registration Statement, made any offer or sale of any securities which are required to be "integrated" pursuant to the Securities Act or the regulations thereunder with the offer and sale of the Shares pursuant to the Registration Statement.

   (j) The Company's registration of the Common Stock under the provisions of Section 12(b) or (g), as applicable, of the Securities Exchange Act of 1934 on or prior to the effective date of the offering.

   (k)  The Company obtaining and maintaining a qualified Chief
Financial Officer.

   (l) The Company retaining a firm of independent certificate public accountants acceptable to Aegis.

   (m) The Company retaining a financial printer reasonably acceptable to Aegis.

   (n) The Company retaining a transfer agent for the Company's Common Stock reasonably acceptable to Aegis.

   (o) The Company engaging a financial public relations firm reasonably acceptable to Aegis.

   (p) The Company registering with the Corporation Records Services published by Standard & Poor's Corporation.

   (q) Prior to the Initial Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery (the "Comfort Letter"), addressed to the Underwriters and in form and substance satisfactory to Aegis, confirming that: (i) they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations; (ii) in their opinion, the financial statements and any supplementary financial information included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Comfort Letter, a reading of the latest available interim financial statements of the Company, inspections of the minute books of the Company since the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Comfort Letter to a date not more than five days prior to the date of the Comfort Letter, nothing came to their attention that caused them to believe that: (A) as of a specified date not more than five days prior to the date of the Comfort Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by Aegis, or any increases in any items specified by Aegis, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (B) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (A), there were any decreases in revenues or the total or per share amounts of net income or other items specified by Aegis, or any increases in any items specified by Aegis, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by Aegis, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by Aegis, which are derived from the general accounting, financial or other records of the Company, as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement.

   (r) At the Initial Closing Date, there shall be furnished to the Underwriters a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to Aegis to the effect that each signer has carefully examined the Registration Statement and the Prospectus, and that to each of such person's knowledge:

     (i) (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

     (ii) All the representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall have been on the date hereof and shall be as of the Initial Closing Date, as if made on and as of the Initial Closing Date, true and complete in all respects, and all the representations and warranties of the Company contained in this Agreement that are not qualified as to materiality or Material Adverse Effect shall have been true and complete in all material respects on the date hereof and shall be true and complete in all material respects as of the Initial Closing Date, provided, however, that any representation or warranty of the Company in this Agreement made only as of some date other than the date hereof shall have been true and complete only as of such other date.

      (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

     (iv) No stop order or other order suspending the effectiveness of the Registration Statement, or any part thereof, or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction, has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

     (v) Any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities.

     (vi) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse
Change.

   (s) (The Shares shall be qualified for sale in such states as Aegis may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on any Closing Date with respect to the sale of the Shares in such state or states, as provided for herein.

   (t) The Company shall have furnished or caused to be furnished to the Underwriters such a customary certificate of the Company's Secretary, as well as certificates, in addition to those specifically mentioned herein, as Aegis may have reasonably requested as to the accuracy and completeness at the Initial Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Initial Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

   (u) Aegis shall have received the agreements referred to in Section 3(mm) and (nn) hereof substantially in the form of Exhibits D and E hereto.

8. 	Indemnification.

   (a) The Company shall indemnify and hold harmless the Underwriters, their respective present and former affiliated entities, managers, members, legal counsel, directors, officers, partners, stockholders, employees and agents and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, obligations, penalties, judgments, awards, costs, disbursements, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) any Permitted Free Writing Prospectus or any amendment or supplement thereto, (C) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Offered Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), (iii) the omission or alleged omission to state in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iv) in connection with the acceptance of or the performance or non-performance of the Underwriters obligations under this Agreement; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence and willful misconduct of the Underwriters. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

   (b) The Underwriters will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriters, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Underwriters might otherwise have. The Company acknowledges that, for all purposes under this Agreement: (i) the fourth to last paragraph under the heading "Plan of Distribution" in the Prospectus and (ii) the names of the Underwriters, constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement or the Prospectus.

   (c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this
Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of Aegis (which consent will not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Underwriters or any person who controls any of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriters and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld, conditioned or delayed).

   (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Underwriters hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriters shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

9. 	Termination.

   (a) The obligations of the Underwriters under this Agreement may be terminated at any time prior to the completion of the distribution of the Shares, by notice to the Company from Aegis, without liability on the part of the Underwriters to the Company if, prior to delivery and payment for the Shares, in the sole judgment of Aegis: (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by NASDAQ Capital Market, or, if the Common Stock is not listed on NASDAQ Capital Market, if trading shall have been suspended by the OTC Bulletin Board, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchange or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis (including any material act of terrorism) shall have occurred, the effect of any of which is such as to make it, in the sole judgment of Aegis, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

   (b) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied, in each case because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by Aegis, reimburse the Underwriters for all actual out-of-pocket accountable expenses directly incurred in connection herewith and Aegis will reimburse the Company any sums advanced for such purposes not offset by its actual out-of-pocket expenses.

10. 	No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations;
(iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

11. 	Notices.  All communications hereunder, except as may be
otherwise specifically provided herein, shall be in writing, and:

   (a) if sent to Aegis or any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to Aegis Capital
Corporation, 810 Seventh Avenue, 11th Floor, New York, New York 10019,
Attention: Ed Cabrera, with copies to Meister Seelig & Fein LLP, Two Grand Central Tower, 140 East 45th Street, New York, New York 10017,
Attention: Mitchell L. Lampert, Esq.; and

   (b) if sent to the Company shall be mailed, delivered, or faxed and confirmed in writing to the Company at the addresses set forth in the Registration Statement, with a copy to Jody Walker, Esq., 7841 South Garfield Way, Centennial, Colorado, 80122;

Any such notices and other communications shall take effect at the time of receipt thereof.

12. 	Survival.  The respective representations, warranties,
agreements, covenants, indemnities and other statements of the Company and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of: (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriters or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13. 	Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that:
(i) the indemnification and contribution contained in Sections 8(a) and
(d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Underwriters and any person or persons who control the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

14. Applicable Law; Venue. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Underwriters and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters' address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

16. Entire Agreement. This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

17. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



                    [Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

Very truly yours,

IRON EAGLE GROUP, INC.


By:  /s/Jason Shapiro
     -----------------------
Name: Jason Shapiro
Title: Chief Financial Officer





























Confirmed by Aegis, acting for itself and as a representative of the Underwriters named on Schedule 1 attached hereto, as of the date first above mentioned:

AEGIS CAPITAL CORPORATION


By:  /s/Ed Cabrera
     ----------------------
Name: Ed Cabrera
Title:   Head of Investment Banking

                              SCHEDULE 1

                              UNDERWRITERS

                              SCHEDULE 2

                  SHARES SOLD BY OFFICERS AND DIRECTORS

                              SCHEDULE 3

                            SUBSIDIARIES

                              SCHEDULE 4

                          SCHEDULE OF LOCK-UPS

                               EXHIBIT A

                      FORM OF SUBSCRIPTION AGREEMENT

This subscription (this "Subscription") is dated ______, 2011, by and between the investor identified on the signature page hereto (the "Investor") and Iron Eagle Group, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

1.  Subscription.

Investor agrees to buy and the Company agrees to sell and issue to Investor such number of (i) shares (the "Shares") of the Company's common stock, $0.00001 par value per share (the "Common Stock"), as set forth on the signature page hereto, for an aggregate purchase price (the "Purchase Price") equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per Share as set forth on the signature page hereto. The Purchase Price is set forth on the signature page hereto.

The Shares have been registered on a Registration Statement on Form S-1, Registration No. 333-173705 (the "Registration Statement"). The Registration Statement has been declared effective by the Securities and Exchange Commission (the "Commission") and is effective on the date hereof. A final prospectus supplement will be delivered to the Investor as required by law.

The completion of the purchase and sale of the Shares (the "Closing") shall take place on the earliest to occur of (i) the date all the Shares are fully subscribed for, (ii) 30 days after the Effective Date, unless extended to a later date with the mutual consent of the Company and Aegis, or (iii) such date mutually agreed by the Company and Aegis (the "Closing Date"). Upon satisfaction or waiver of all the conditions to closing set forth in the Agreement, at the Closing, (i) the Investor shall pay the Purchase Price by wire transfer of immediately available funds to the escrow account designated by the Company on Annex A attached hereto, and (ii) the Company shall cause the Shares to be delivered to the Investor with the delivery of the Shares to be made through the facilities of The Depository Trust Company's DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading "DWAC Instructions" (or, if requested by the Investor on the signature page hereto, through the physical delivery of certificates evidencing the Shares to the residential or business address indicated thereon).

2. Company Representations and Warranties. The Company represents and warrants that: (a) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder;
(b) this Subscription has been duly authorized and executed by, and when delivered in accordance with the terms hereof will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company's Certificate of Incorporation or Bylaws and amendments thereto through the date hereof, or (ii) any material agreement to which the Company is a party or by which any of its property or assets is bound; (d) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable; (e) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (f) the prospectus contained in the Registration Statement, as amended and/or supplemented, did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (g) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights.

3.  Investor Representations, Warranties and Acknowledgments.

(a) The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor's certificate of incorporation or by-laws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound;
(iv) it has had full access to the base prospectus included in the Registration Statement, as amended and/or supplemented as of the date hereof, and the Company's periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making its investment decision in this offering, the Investor and its advisors, if any, have relied solely on the Company's public filings with the Commission; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; (vii) the Investor has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company; (viii), except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, member of FINRA or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (ix) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the offering of the Shares, acquired, or obtained the right to acquire, twenty percent (20%) or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

(b) The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any transactions in securities of the Company, including "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act ("Short Sales"), during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (the "Discussion Time"). The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4. Investor Covenant Regarding Short Sales and Confidentiality. The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any transactions in securities of the Company, including Short Sales, during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release and/or Form 8-K. The Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.  Miscellaneous.

This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the parties hereto.

This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:  as set forth on the signature page hereto.

To the Investor:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e) This Subscription shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of or protection of any of its rights under this Subscription.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

IRON EAGLE GROUP, INC.

By:  _____________________________
Name: Jason Shapiro

Number of Shares:
Purchase Price per Share: $5.00
Aggregate Purchase Price: $
     Title: Chief Financial Officer

Address for Notice:

61 West 62nd Street, Suite 23F
New York, NY 10023
Tel. No.: (888) 481-4445


















INVESTOR: ________________________________





By: ________________________________________



    Name:
    Title:

Select method of delivery of Shares:

   -  DWAC DELIVERY
DWAC Instructions:
Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):
__________________________

DTC Participant Number:    _____________________________________

Name of Account at DTC Participant being
credited with the Shares:
_____________________________________

Account Number at DTC Participant being credited
with the Shares:
_____________________________________

   -  PHYSICAL DELIVERY OF CERTIFICATES
Delivery Instructions:
Name in which Shares should be issued:

_______________________________________    Address for delivery:
c/o  _______________________________
Street:   ____________________________
City/State/Zip: ______________________
Attention: __________________________
Telephone No.: _____________________

                              EXHIBIT B

                        FORM OF UNDERWRITER WARRANT

                  UNDERWRITER'S WARRANT AGREEMENT

UNDERWRITER'S WARRANT AGREEMENT dated as of July ___, 2011 (this
"Agreement"), between Iron Eagle Group, Inc., a Delaware corporation (the "Company"), and Aegis Capital Corp. (hereinafter referred to as the "Underwriter").

                               RECITALS

   A. The Company proposes to issue to the Underwriter warrants (the "Warrants") to purchase up to an aggregate of 120,000 (as such number may be adjusted from time to time pursuant to Article 8 of this Warrant Agreement) shares (the "Shares") of common stock, $.00001 par value per share (the "Common Stock"), of the Company.

   B. The Underwriter has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated July ____, 2011 between the Underwriter and the Company, to act as the Underwriter in connection with the Company's proposed initial public offering (the "Public Offering") of up to 3,000,000 shares of Common Stock (the "Public Shares") at an initial public offering price of $5.00 per Public Share.

   C. The Warrants issued pursuant to this Agreement are being issued by the Company to the Underwriter or to its designees who are officers or partners of the Underwriter (collectively, the "Designees"), in consideration for, and as part of the Underwriter's compensation in connection with the Underwriting Agreement.

                         TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of the aggregate amount of $120.00, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant. The Underwriter is and/or the Designees are hereby granted the right to purchase, at the time of the closing of the offering, warrants to purchase an aggregate number of fully paid and non-assessable Shares of common stock as shall equal 4% of the total number of shares sold in the public offering, as reflected in a warrant certificate (the "Warrant Certificate"), at an initial exercise price (subject to adjustment as provided in Article 6 hereof) of $6.00 per Share, at any time from July ____, 2012 until 5:00 P.M., New York time, on July __, 2016(the "Warrant Term"). Except with respect to the rights granted pursuant to Article 7 hereof, the Shares are in all respects identical to the Public Shares being sold to the public pursuant to the terms and provisions of the Underwriting Agreement.

2.   Exercise of Warrant.

   2.1 Cash Exercise. The Warrants initially are exercisable at a price of $6.00 per Share, payable in cash, by wire transfer of immediately available funds to an account specified by the Company, or (if the total exercise price being paid is less than $1,000) by check to the order of the Company, or any combination thereof, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate(s) with the annexed Cash Exercise Form duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares, at the Company's principal office (currently located at 61 West 62nd Street, Suite 23F, New York, NY 10023), or at the office of its transfer agent, as applicable, the registered holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part. In the case of the purchase of less than all of the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares. As used in this Agreement, the terms "Holder" and "Holders" refer to the registered holder of a Warrant Certificate or the Shares issued upon exercise of the Warrants as the context requires.

   2.2 Cashless Exercise. At any time during the Warrant Term, the Holder may, at the Holder's option, exchange, in whole or in part, the Warrants represented by such Holder's Warrant Certificate which are exercisable for the purchase of Shares into the number of Shares determined in accordance with this Article 2.2 (a "Warrant Exchange"), by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company or at the office of its transfer agent, as applicable (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor representing the Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within ten
 (10) business days following the Exchange Date. In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Shares (rounded to the next highest integer) which would, but for such Warrant Exchange, then be issuable pursuant to the provisions of Article 2.1 above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the "Total Share Number") less (ii) the number of Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and the existing Exercise Price per Share (as hereinafter defined) by (b) the Market Price (as hereinafter defined) of a Public Share on the trading day immediately preceding the Exchange Date. "Market Price" at any date shall be deemed to be the closing sale price or, in case no reported sales takes place on such day, the average of the closing sale prices for the last three consecutive trading days on which reported sales have taken place, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing bid price as reported by (i) Bloomberg Financial Markets (or any successor thereto) ("Bloomberg") through the OTC Bulletin Board or successor trading market or (ii) if not listed on the OTC Bulletin Board (or its successor market), the "pink sheets." If the Common Stock is not listed or admitted to trading on any national securities exchange, and bid prices are not reported by Bloomberg through the OTC Bulletin Board or successor trading market, or the "pink sheets," then the Market Price shall be determined in good faith by the mutual agreement of the Board of Directors of the Company and the Holder, where the Board of Directors of the Company shall prepare and deliver to the Holder its proposed market price and an analysis setting forth the basis for its determination.

3.  Issuance of Stock Certificates.

   Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased shall be made no later than ten (10) business days thereafter without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 4) be issued in the name of the Holder thereof, or, if a sale, transfer, pledge or other disposition of the Warrants or the Shares to be issued upon exercise thereof would be permitted by this Agreement and applicable federal and state securities laws, in such names as may be directed by the Holder; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

   The certificates representing the Shares shall be executed on behalf of the Company in the manner contemplated by the Company's articles of incorporation or bylaws. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

   Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares purchased shall bear a legend substantially similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE
SECURITIES LAWS.  THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD,
TRANSFERRED OR ASSIGNED EXCEPT (A) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933,

AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

4.  Restriction on Transfer of Warrants.

   As used herein, "Lock-Up Period" means the period beginning on the date of the final prospectus used in the Public Offering (the "Start Date") and ending on (and including) the date that is 365 days after the Start Date. The Underwriter (and the Holder of a Warrant Certificate, by the Holder's acceptance thereof) covenants and agrees that, as required by FINRA Rule 5110(g), the Warrants and the Shares may not be sold during the Public Offering, or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Warrants and the Shares during the Lock-Up Period, except (i) to the Underwriter or the Designees, provided that any portion of the Warrant and the Shares so transferred shall remain subject to the above restriction for the remainder of the restriction period, and (ii) any sale of Shares in accordance with Article 7 in a firm commitment underwritten public offering of Common Stock that closes at least 180 days after the Start Date.

5.  Representations and Warranties of Holder.

   The Holder of a Warrant (including the Underwriter) represents and warrants to the Company as follows:

   5.1 Acquisition of Warrant for Personal Account. The Holder is acquiring this Warrant and the Shares issuable upon exercise of this Warrant (collectively the "Securities") for investment for its own account and not with a present view to, or for resale in connection with, any public resale or distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Holder further understands that the Securities have not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

   5.2 Rule 144. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act.

   5.3 Accredited Investor. As of the date hereof the Holder is, and upon any exercise of this Warrant the Holder will be, an "accredited investor" within the meaning of Regulation D promulgated under the Act.

The Holder is sophisticated in financial matters, and is able to evaluate the risks and benefits of an investment in the Securities for an indefinite period of time.

   5.4 Opportunity To Discuss; Information. The Holder has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of the opportunity to the extent the Holder considers appropriate in order to permit it to evaluate the merits and risks of an investment in the Company.

   5.5 Future Registration. The Holder acknowledges and recognizes that, except as provided in Article 7 hereof, the Company has not agreed to register the resale of the Shares in any Registration
Statement to be filed by the Company under the Act.

6.  Price.

   6.1 Initial and Adjusted Exercise Price. The initial Exercise Price of each Warrant shall be $6.00 per Share. The adjusted Exercise Price per Share shall be the prices which shall result from time to time from any and all adjustments of the initial Exercise Price per Share in accordance with the provisions of Article 8 hereof.

   6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7.  Registration Rights.

Registration Under the Securities Act of 1933. As of the date hereof, none of the Warrants or the Shares have been registered for purposes of public resale or distribution under the Act.

   7.1 Registrable Securities. As used herein, the term "Registrable Security" means each of the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular

   7.2 Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the Holder for subsequent public distribution of such security under Rule 144 promulgated under the Act or otherwise, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

   7.3 Piggyback Registration. If, within seven (7) years following the effective date of the Public Offering, the Company proposes to prepare and file one or more post-effective amendments to the registration statement filed in connection with the Public Offering or any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form)(for purposes of this Article 7, collectively, the "Registration Statement"), it will give written notice of its intention to do so ("Notice"), at least thirty (30) days prior to the filing of each such Registration Statement, to all Holders of the Registrable Securities. Upon the written request of such a Holder (a "Requesting Holder"), made within twenty (20) days after receipt by the Holder of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use commercially reasonable efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (except as provided in Article 7.5(b) hereof).

     Notwithstanding the provisions of this Article 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Article 7.3 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof, without incurring any liability to any Holder of Registrable Securities.

     8.4  Demand Registration.

     (a) At any time beginning at such time as the Company is eligible to use a registration statement on Form S-3 under the Act (or applicable successor form) for secondary offerings of securities and ending five (5) years after the effective date of the Public Offering, any "Majority Holder" (as such term is defined in Article 7.4(c) below) of the Registrable Securities shall have the right, exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") on one occasion, at the sole expense of the Company (except as provided in Article 7.5(b) hereof), a Registration Statement on Form S-3 (or applicable successor form) and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder) in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the Holders thereof. This right is in addition to the piggyback registration rights provided for under Article 7.3 hereof, provided that the Company shall not be required to effect a Demand Registration pursuant to this Article 7.4 within 180 days of the effective date of a Registration Statement filed by the Company to which the rights provided by Article 7.3 would apply if the Holders were properly notified pursuant to Article 7.3 hereof. The Company shall use commercially reasonable efforts to cause the Registration Statement to become effective under the Act so as to permit a public offering and sale of the Registrable Securities by the Holders thereof. Once effective, the Company will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date the Holders thereof receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Act under Rule 144 promulgated under the Act or otherwise.

     (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all Holders of the Registrable Securities within ten (10) business days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Article 7.4(b), Holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Article 7.4(a) hereof by notifying the Company of their decision to have such securities included within fifteen (15) business days of their receipt of the Company's notice.

     (c) The term "Majority Holder" as used in Article 7.4 hereof shall mean any Holder or any combination of Holders of Registrable Securities that hold an aggregate number of shares of Common Stock (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of Shares that are Registrable Securities (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants).

8.5 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

     (a) In connection with any registration under Article 7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than thirty (30) days following receipt of any demand therefore, shall use commercially reasonable efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each Holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

     (b) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by the Holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Articles

7.3 and 7.4(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses and any fees due to the FINRA related to such registration or sale of any of the Registrable Securities.

     (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holders of such securities and for obtaining the clearance of FINRA member firms to participate in the distribution of such Registrable Securities; provided, however, that the Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any jurisdiction if the Board of Directors of the Company determines in good faith that the same would be materially detrimental to the Company.

     (d) The Company shall indemnify any Holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such Holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter as set forth in Section 6 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 6 of the Underwriting Agreement.

     (e) Any Holder of Registrable Securities to be sold pursuant to a Registration Statement, and such Holder's successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or such Holder's successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Underwriter has agreed to indemnify the Company as set forth in Section 6 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 6 of the Underwriting Agreement.

     (f) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise the Warrants held by such Holder prior to the initial filing of any Registration statement or the effectiveness thereof.

     (g) If the Company shall fail to comply with the provisions of this Article 7, the Company shall, in addition to any other equitable or other relief available to the Holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the Holders of Registrable Securities requesting registration of their Registrable Securities.

     (h) In connection with any offering involving an underwriting of shares of the Company's Common Stock pursuant to Article 7.3, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters. If the total number of securities to be included in such offering, including the Registrable Securities requested by Holders to be included therein, exceeds the amount of securities that the underwriters determine in their reasonable discretion is compatible with the success of the offering (the "Maximum Number of Securities"), then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that the Maximum Number of Securities is less than the number of securities to be offered by the Company plus all of the other Registrable Securities requested to be registered by Holders or other security holders with similar registration rights, then the securities that are included in such offering shall be allocated in the following manner: (i) to the Company and, if there is a balance remaining, (ii) to the Holders, provided that if the balance remaining is not sufficient to include in the offering all of the Registrable Securities requested to be registered by the Holders, the number of Registrable Securities to be included for any holder shall be determined pro rata based on the proportionate number of Registrable Securities then held (regardless of whether or not such any such Holder has requested that all such Registrable Securities be included), and, if there is a balance remaining, (iii) to any other shareholders holding similar registration rights as selling security holders.

     (i) The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or its auditors with respect to the Registration Statement to each Holder of Registrable Securities included for registration in such Registration Statement pursuant to Article 7.3 hereof or Article 7.4 hereof and to the managing underwriter, if any, of the offering in connection with which such Holder's Registrable Securities are being registered and shall permit each Holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the FINRA. Such investigation shall include access to books, records and properties, and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder of Registrable Securities or underwriter shall reasonably request; provided, that the

Company may require each such Holder or underwriter to enter into reasonable confidentiality and non-disclosure agreements with respect to the information contained in or derived from such investigations.

8. Adjustments of Exercise Price and Number of Securities. The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants.

   8.1 Computation of Adjusted Price. In case the Company at any time after the date hereof pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing (a) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by (b) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

   8.2 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or proportionately increased in the case of combination.

   8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

   8.4  Reclassification, Consolidation, Merger, etc. Subject to
Article 12, in case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company, the Holders shall thereafter have the right to convert this Warrant into the kind and amount of shares of stock and other securities and property which the Holder would have owned or have been entitled to receive immediately after such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or conveyance, and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article 8 with respect to the rights and interests thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Article 8 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of this Warrant. The provisions of this Article 8.4 shall similarly apply to successive such reclassifications, changes, consolidations, mergers, sales or conveyances. In the event of any conflict between Article 8.4 and
Article 12, the latter shall control.

   8.5 Determination of Outstanding Common Shares. For purposes of this Agreement, the number of shares of Common Stock at any one time outstanding shall include: (i) the aggregate number of shares of common stock issued and outstanding, and (ii) the aggregate number of shares of common stock issuable upon the exercise of any outstanding options, rights, and warrants, and upon the conversion or exchange of any outstanding convertible or exchangeable securities.

   8.6 Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the Holder of Warrants who exercises its Warrants after the record date for the determination of those Holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the exercise price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such Holder had he been the Holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Article 8.6.

   8.7 Subscription Rights for Shares of Common Stock or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of unexercised Warrants on the record date of such issuance of rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options that such Holders would have been entitled to receive had they been, on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options, the holders of record of the number of whole shares of Common Stock then issuable upon exercise of their outstanding Warrants.

9.  Exchange and Replacement of Warrant Certificates.

Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.

10.  Elimination of Fractional Interests.

The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

11.  Reservation and Listing of Securities.

The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefore, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on any securities exchange or trading market on which the Common Stock may be listed and/or quoted.

12.  Sale of the Company.

     (a) As used herein, a "Sale of the Company" means (i) any sale (however effected, including without limitation by sale of stock, merger, share exchange or otherwise, including without limitation in a single transaction or series of related transactions) of all or substantially all of the outstanding voting stock of the Company, or
(ii) any sale, lease or disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; provided, that in neither case, shall a Sale of the Company include a transaction set forth above where the holders of the Company's voting stock immediately prior to the transaction hold more than 50% of the outstanding voting stock of the Company or its successor following such transaction.

     (b) The Company shall give each Holder at least twenty (20) days prior notice of any Sale of the Company.

     (c) Notwithstanding anything to the contrary herein, this Warrant will expire at the closing for a Sale of the Company.

     (d) Upon receipt of the notice contemplated by Article 12(b) hereof, any Holder may:

       (i) elect (by giving written notice received by the Company no later than five days before the closing of such Sale of the Company and surrendering the Warrants) to receive, upon the closing of the Sale of the Company, (1) the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the closing of the Sale of the Company if the Holder had been, immediately prior to the Sale of the Company, the holder of the number of Shares of Common Stock then issuable upon exercise in full of this Warrant less
(2) an amount of such securities, cash or property equal to the aggregate exercise price of the Warrants surrendered. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Sale of the Company, then the Holder shall be given the same choice as to such alternate consideration it receives pursuant to an election under this Article 12(d);

       (ii) let the Holders' Warrants expire in accordance with their terms (subject to Article 12(c)); or

       (iii) exercise the Holder's Warrants in accordance with their terms prior to the expiration thereof (subject to the Article 12(c)).

     (e) Neither this Article 12, nor any notice or election contemplated by this Article 12, shall create any obligation on the Company's part to consummate any Sale of the Company. If, after any notice or election contemplated by this Article 12 is given, the Company determines not to consummate the Sale of the Company, then the Company shall notify the Holders of such determination, whereupon any preceding notices or elections under this Article 12 regarding such Sale of the Company shall be null and void and of no effect.

13.  Notices to Warrant Holders.

Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

     (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

     (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or

     (c)  a dissolution, liquidation or winding up of the Company
(other than in connection with a consolidation or merger); or

     (d) reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

     (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company; then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

14.  Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made (1) one business day after being sent by overnight courier, (2) three business days after having been sent by first-class U.S. mail (certified or regular), (3) at the time sent, if sent by email or facsimile between 8:00 a.m. and 5:00 p.m. on a business day, or one business day after being sent, if sent by email or facsimile at any other time, and
(4) upon delivery, if hand-delivered by any other means.

     (a) If to a registered Holder of the Warrants, to the address (or email or facsimile number, as applicable) of such Holder as shown on the signature page hereto or the books of the Company; or

     (b)  If to the Company, to:

          Iron Eagle Group, Inc.
          Attn: Chief Executive Officer
          61 West 62nd Street, Suite 23F
          New York, NY 10023

or to such other address as the Company may designate by notice to the Holders given pursuant to this Article.

15.  Supplements and Amendments.

The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants and/or Shares issued upon exercise of the Warrants in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem mutually necessary or desirable and which the Company and the Underwriter mutually deem not to adversely affect the interests of the Holders of Warrant Certificates.

16.  Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and permitted assigns hereunder.

17.  Governing Law.

This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be construed in accordance with the laws of said State, other than its conflicts of laws provisions.

18.  Benefits of this Agreement.

Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder or Holders of the Warrant Certificates or Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder or Holders of the Warrant Certificates or Shares.

19.  Counterparts.

This Agreement may be executed in any number of counterparts, and may be delivered to each of the parties by facsimile or e-mail. Facsimile or photocopy signatures shall be deemed as legally enforceable as the original. Each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                       [Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the day and year first above written.

  IRON EAGLE GROUP, INC.


By:  /s/
     -------------------
Chief Executive Officer


Agreed and Accepted as of the day and year first above written:


AEGIS CAPITAL CORP.

By:  /s/
     -------------------
     Name:
     Title: Director, Corp. Finance


Aegis Capital Corp.



Main:

with a copy to (that shall not constitute notice):

Mitchell Lampert, Esq.
Meister, Seelig, & Fein LLP
Two Grand Central Tower
140 East 45th Street, 19th Floor
New York, NY 10017
Phone: (212) 655-3575
Fax: (612) 766-1600

                          WARRANT CERTIFICATE

NEITHER THE WARRANTS NOR THE SHARES UNDERLYING THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. NEITHER THE WARRANTS NOR THE SHARES UNDERLYING THE WARRANTS MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANTS OR THE SHARES UNDERLYING THE WARRANTS, AS APPLICABLE, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK TIME, JULY, 2016

No. W-1000                                          ___,000 Warrants

This Warrant Certificate certifies that Aegis Capital, Corp. or its registered assigns, is the registered holder of 3,000,000 Warrants to purchase, at any time from July ____, 2011 until 5:00 P.M. New York time on September 2, 2011 ("Expiration Date"), up to _____,000 fully-paid and non-assessable shares (the "Shares") of the common stock, $.00001 par value per share (the "Common Stock"), of Iron Eagle Group, Inc., a Delaware corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $6.00 per Share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of July ___, 2011, between the Company and Aegis Capital Corp.. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, wire transfer, or by check payable to the order of the Company, by surrender of a portion of the Warrants represented by the Warrant Certificate, or any combination thereof, in each case subject to the terms of the Warrant Agreement.

No Warrant may be exercised after 5:00 P.M., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" means the registered holders or registered holder) of the Warrants.

The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised
Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:  July ____, 2011

IRON EAGLE GROUP INC.


By:  /s/
     --------------------
     Chief Executive Officer

                      CASH EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ Shares of Common Stock and herewith tenders in payment for such securities, in cash, by wire transfer of immediately available funds to an account specified by Iron Eagle Group, Inc., a Delaware corporation (the "Company"), or (if the total exercise price being paid is less than $1,000) by check to the order of the Company, or any combination thereof, in the amount of $__________, all in accordance with the terms of the Warrant Certificate. The undersigned requests that a certificate for such securities be registered in the name of the undersigned, or, if permitted by the Underwriter's Warrant Agreement dated as of July ___,2011 between the Company and Aegis Capital Corp., the name of:

_______________________________________________,
whose address is   ____________________________

                   ____________________________

                   ____________________________

The undersigned requests that such Certificate be delivered to:

_______________________________________________,
whose address is   ____________________________

                   ____________________________

                   ____________________________

Dated:             ____________________________

Signature:         ____________________________

SSN or Tax ID No:  ____________________________

                         FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate and such transfer is permitted pursuant to the terms of the Underwriter's Warrant Agreement dated July ____, 2011 between the Company and Aegis Capital Corp.

FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers unto:


_______________________________________________,
whose address is   ____________________________

                   ____________________________

                   ____________________________


and whose tax ID
No. or SSN is:     ____________________________,

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

                      CASHLESS EXERCISE FORM

(To be executed upon exercise of Warrant pursuant to Article 2.2 of the Underwriter's Warrant Agreement dated July ___, 2011 between the
Company and Aegis Capital Corp. (the "Warrant Agreement")

To:  IRON EAGLE GROUP, INC.

The undersigned hereby irrevocably elects a cashless exercise of the right to purchase represented by the attached Warrant Certificate for, and to purchase thereunder, _____________________ Shares, as provided for in Article 2.2 of the Warrant Agreement.

Please issue a certificate or certificates for such Shares in the name of the undersigned, or, if permitted by the Warrant Agreement, the name of:

_______________________________________________,
whose address is   ____________________________

                   ____________________________

                   ____________________________


and whose tax ID
No. or SSN is:     ____________________________,

The undersigned requests that such Certificate be delivered to:
_______________________________________________,
whose address is   ____________________________

                   ____________________________

                   ____________________________

Dated:             ____________________________

Signature:         ____________________________


NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form, if any.

And if said number of shares shall not be all the shares purchasable under the attached Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the remaining balance of the shares purchasable thereunder.

                              EXHIBIT C

                         FORM OF ESCROW AGREEMENT

                             EXHIBIT D

                  FORM OF INDIVIDUAL LOCK-UP AGREEMENT

This AGREEMENT (the "Agreement") is made as of the date set forth on the signature page of this Agreement by ______ ("Holder"), maintaining an address at ___________________, in connection with its ownership of shares of common stock of [______], a [_____] company (the "Company"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

Background

A. The holder understands that the Company and Aegis Capital Corporation (the "Underwriter") intend to enter into the Underwriting Agreement, relating to the initial public offering of up to 3,000,000 shares of its common stock (the "Maximum Offering"), par value $0.00001 per share (the "Common Stock"), at $5.00 per share, to investors on a "best efforts" basis (the "Offering").

B. The Company intends to apply for the listing of its Common Stock on the Nasdaq Capital Market (the "Nasdaq").

C. Holder is the beneficial owner of the amount of shares of Common Stock of the Company designated on the signature page hereto.

D. In order to induce the Company and Underwriter to enter into the Underwriting Agreement and to proceed with the Offering, and in recognition of the benefit that such Offering will confer upon the Holder as a stockholder of the Company, the Holder agrees that he will not sell any of the Lockup Shares (defined below) for a period of twelve (12) months after the Common Stock is listed on the Nasdaq, unless Holder receives Board approval.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Sale Restriction. Holder hereby agrees that during the Restriction Period, the Holder will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, transfer or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof (collectively, the "Lockup Shares"). Any subsequent issuance to and/or acquisition by Holder of shares of Common Stock or options or instruments convertible into shares of Common Stock will be subject to the provisions of this Agreement. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Lockup Shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

2. Ownership. During the Restriction Period, the Holder shall retain all rights of ownership in the Lockup Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof.

3. Company and Transfer Agent. The undersigned confirms that he understands that Underwriter and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock except in compliance with this agreement. .

4. Notice. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:


If to the Company:  Jason Shapiro
61 West 62nd Street, Suite 23F
New York, NY 10023

With copies to:  Jody Walker, Esq.
7841 South Garfield Way
Centennial, Colorado, 80122

If to the Underwriter:   Aegis Capital Corp.
810 Seventh Avenue
New York, New York 10019

With copies to: Mitchell Lampert, Esq.
Meister Seelig & Fein LLP
Two Grand Central Tower
140 East 45th Street, 19th Floor
New York, New York 10017

    If to the Holder, to the address set forth on the signature page hereto.

5.  Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Investor to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Notices hereunder shall be given in the same manner as set forth in the Subscription Agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Offering documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Holder irrevocably appoints the Company its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Holder with the same force and validity as if served upon Holder.

c. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e. This Agreement may be signed and delivered by facsimile signature and delivered electronically.

f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

g. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by the Company and Underwriter.

h. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as such term is defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

i. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.



                       [Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

__________________________
(Signature of Holder)

__________________________
(Print Name of Holder)

____________________________________________
Number of Ordinary Shares Beneficially Owned

____________________________________________
(Address)





               [Signature Page to the Lock-Up Agreement]

                             EXHIBIT E

                  FORM OF COMPANY LOCK-UP AGREEMENT

                             EXHIBIT F

                  MATTERS TO BE COVERED IN THE

                          LEGAL OPINION

Aegis Capital Corporation
August 5, 2011
Page 34 of 52

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5085-001 Doc#9